UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934
DATE OF REPORT:
May 19, 2011
(Date of Earliest Event Reported)
Independent Bank Corp.
Exact name of registrant as specified in its charter

Massachusetts	1-9047	04-2870273

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Office Address: 2036 Washington Street, Hanover Massachusetts 02339
Mailing Address: 288 Union Street, Rockland, Massachusetts 02370
(Address of Principal Executive Offices)
02370
(Zip Code)
NOT APPLICABLE
(Former Address of Principal Executive Offices)
781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Shareholders voted upon the matters set forth below at the Company’s 2011 Annual Shareholders Meeting held on May 19, 2011. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number.
(1) Proposal to Reelect William P. Bissonnette, Daniel F. O’Brien, Christopher Oddleifson, Robert D. Sullivan and Brian S. Tedeschi to serve as Class III Directors. All nominees were reelected, and the results of the voting on this proposal were as follows:

	For	Withheld	Broker Non-Votes
William P. Bissonnette	14,621,088	326,187	3,941,052
Daniel F. O’Brien	14,620,911	326,364	3,941,052
Christopher Oddleifson	14,435,030	512,244	3,941,052
Robert D. Sullivan	14,378,058	569,217	3,941,052
Brian S. Tedeschi	14,381,346	565,928	3,941,052
(2) Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011. The proposal was approved, and the results of the voting on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
18,605,532	24,354	258,440	0
(3) Proposal to add 850,000 shares of our common stock to the shares which may be issued pursuant to our 2005 Employee Stock Plan. The proposal was approved, and the results of the voting on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
13,795,307	885,769	266,198	3,941,052
(4) Proposal to consider an advisory vote on the compensation of our named executive officers. The results of the voting on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
13,586,939	1,037,449	322,886	3,941,052
(5) Proposal to consider an advisory vote on whether shareholders should be requested to provide an advisory vote on the compensation of our named executive officers every one, two, or three years. The results of the voting on this proposal were as follows:

1 Year	9,935,222
2 Years	151,139
3 years	4,560,867
Abstain	300,046
Broker Non-Votes	3,941,052

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.
DATE: May 25, 2011	BY:	/s/ Edward H. Seksay
Edward H. Seksay
General Counsel